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EXHIBIT 11 -- STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES




The following tabulation presents the calculation of primary and fully diluted earnings per common share for the nine-month and three-month periods ended September 30, 1998 and 1997.

                                                Nine Months Ended                   Three Months Ended
                                                   September 30,                       September 30,
                                                -----------------                   ------------------
                                               1998              1997              1998              1997
                                               ----              ----              ----              ----
Reported net income.................       $2,512,822         $2,529,788        $  923,883       $  705,434

Earnings on common shares...........       $2,512,822         $2,529,788        $  923,883       $  705,434
                                           ==========         ==========        ==========       ==========
Weighted average common
    shares outstanding - basic......        3,915,091          3,794,997         3,959,060        3,809,494
                                           ==========         ==========        ==========       ==========
Earnings per common share-basic
  Income from continuing operations.       $      .64         $      .67        $      .23       $      .19

  Net income........................       $      .64         $      .67        $      .23       $      .19


Weighted average common
    shares outstanding - diluted....        3,970,174          3,812,349         4,066,897        3,842,357
                                           ==========         ==========        ==========       ==========
Earnings per common share-diluted
  Income from continuing operations.       $      .63         $      .66        $      .23       $      .18
                                           ==========         ==========        ==========       ==========
  Net income........................       $      .63         $      .66        $      .23       $      .18
                                           ==========         ==========        ==========       ==========



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